Exhibit No. 4(c)

BALTIMORE GAS AND ELECTRIC COMPANY,

Issuer

TO

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Trustee

Supplemental Indenture No. 1

Dated as of October 1, 2009

Supplemental to the Indenture and Security Agreement
dated as of July 9, 2009

Amendment

Supplemental Indenture No. 1

Supplemental Indenture No. 1, dated as of October 1, 2009 made by and between BALTIMORE GAS AND ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Maryland (hereinafter sometimes called the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized and existing under the laws of the State of New York (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture and Security Agreement, dated as of July 9, 2009 (hereinafter called the “Original Indenture”), this Supplemental Indenture No. 1 being supplemental thereto.  The Original Indenture and any and all indentures and instruments supplemental thereto are hereafter sometimes collectively called the “Indenture.”

Recitals of the Company

As contemplated by Section 1301(l) of the Original Indenture, the Company wishes to delete the last paragraph of Section 103 of the Original Indenture.  This change does not adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect because no Securities have been issued under the Indenture.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 1 WITNESSETH, that, for and in consideration of the premises and other good and valuable consideration, it is mutually covenanted and agreed, as follows:

ARTICLE ONE.

Amendment

SECTION 1.  The last paragraph of Section 103 of the Original Indenture is hereby deleted.

ARTICLE TWO.

Miscellaneous Provisions

SECTION 1. This Supplemental Indenture No. 1 is a supplement to the Original Indenture. As supplemented by this Supplemental Indenture No. 1, the Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Supplemental Indenture No. 1 shall together constitute the Indenture.

SECTION 2. The recitals contained in this Supplemental Indenture No. 1 shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 1.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed as of the day and year first above written.

BALTIMORE GAS AND ELECTRIC COMPANY

	By:	/s/ Christopher J. Budzynski
		Name:	Christopher J. Budzynski
		Title:	Vice President and Treasurer

Executed by Baltimore Gas and Electric Company in the presence of:

/s/ Sean J. Klein

/s/ Kim Poor

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee

	By:	/s/ Annie V. Jaghatspanyan
Name: Annie V. Jaghatspanyan
Title: Vice President

	And:	/s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President

Executed by Deutsche Bank Trust Company Americas in the presence of:

Signature illegible

Signature illegible

STATE OF MARYLAND	)
) SS.:
CITY/COUNTY OF ANNE ARUNDEL	)

On this 1st day of October, 2009, before me, a Notary Public within and for said City/County, personally appeared Christopher J. Budzynski, to me personally known to be Vice President and Treasurer of BALTIMORE GAS AND ELECTRIC COMPANY, a Maryland corporation, the corporation which executed the within instrument, and who, being by me duly sworn, did say that he is Vice President and Treasurer of BALTIMORE GAS AND ELECTRIC COMPANY, the corporation named in the foregoing instrument; that said instrument was signed in behalf of said corporation by authority of its Board of Directors; and said Christopher J. Budzynski acknowledged to me said instrument to be the free act and deed of said corporation, and that said corporation executed the same.

/s/ Cathy Lynn Crouse
Notary Public, State of Maryland
Commission Expires: 1/1/2010

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 2nd day of October, 2009, before me, a notary public, the undersigned officer, personally appeared Annie V. Jaghatspanyan and Wanda Camacho, each of whom acknowledges that she is a Vice President of DEUTSCHE BANK TRUST COMPANY AMERICAS and that she, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as such officer.

In witness whereof, I hereunto set my hand and official seal.

/s/ Michael N. Schoenfeld

Notary Public, State of New York
New York County
Lic. #01SC6179122
Commission Expires 12/24/2011